SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                            FORM S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                   Irwin Financial Corporation
     (Exact Name of Registrant as Specified in Its Charter)

          Indiana                            35-1286807
      (State or Other Jurisdiction of         (IRS Employer
   Incorporation or Organization)          Identification No.)

           500 Washington Street, Columbus, IN  47201
            (Address of Principal Executive Officers)

                   Irwin Financial Corporation
               Employees' Stock Purchase Plan III
                    (Full Title of the Plan)

                         Ellen Z. Mufson
                   Irwin Financial Corporation
           500 Washington Street, Columbus, IN  47201
             (Name and Address of Agent For Service)

                         (812) 376-1020
  (Telephone Number, Including Area Code, of Agent For Service)

                 CALCULATION OF REGISTRATION FEE
Title Of                   Proposed     Proposed
Securities     Amount      Maximum      Maximum        Amount
To Be          To Be       Offering     Aggregate      Of
Registered     Registered  Price        Offering     Registration
Common         750,000     Per Share(2) Price          Fee
Shares (1)     Shares      $24.28125    $18,210,938    $5,063


(1)  In addition, pursuant to Rule 416(c) under the Securities
     Act of 1933, this registration statement also covers and indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  The registration fee has been calculated pursuant to Rule
     457(c) and (h) based upon the last reported sale price for the Common Shares on June 15, 1999.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following information heretofore filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

(a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 0-6835.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The information set forth under the caption "Description of Common Shares" in the registrant's Registration Statement on Form 10 filed pursuant to Section 12(g) of the Exchange Act, Registration No. 0-6835, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The registrant's Amended Articles of Incorporation provide for indemnification as a matter of right to any director, officer or employee of the registrant who has been successful on the merits of a claim against him, and for indemnification under certain other circumstances where allowed, by the action of disinterested members of the Board of Directors.

The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant and its subsidiaries against certain losses caused by errors, misstatement or misleading statements, wrongful acts, omissions neglect or breach of duty by them or any matters claimed against them in their capacities as directors or officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs 1(i) and l(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on June 15, 1999.

                                      IRWIN FINANCIAL CORPORATION


                                    By: /s/ William I. Miller
                                            William I. Miller,
                                            Chairman of the Board

                        POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints William I. Miller, John A. Nash and Matthew F. Souza and each or any of them (with full power to act alone), his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated:


Signature                Capacity With       Date
                         Registrant


/s/ Sally A. Dean
Sally A. Dean            Director            June 15, 1999


/s/ David W. Goodrich
David W. Goodrich        Director            June 15, 1999


/s/ John T. Hackett
John T. Hackett          Director            June 15, 1999


/s/ William H. Kling
William H. Kling         Director            June 15, 1999


/s/ Brenda J. Lauderback
Brenda J. Lauderback     Director            June 15, 1999


/s/ John C. McGinty, Jr.
John C. McGinty, Jr.     Director            June 15, 1999


/s/ Irwin Miller
Irwin Miller             Director            June 15, 1999


/s/ William I. Miller
William I. Miller        Director            June 15, 1999


/s/ John A. Nash
John A. Nash             Director            June 15, 1999


/s/ Lance R. Odden
Lance R. Odden           Director            June 15, 1999


/s/ Theodore M. Solso
Theodore M. Solso        Director            June 15, 1999


/s/ Thomas D. Washburn
Thomas D. Washburn     Senior Vice           June 15, 1999
                       President (Principal
                       Financial Officer)


/s/ Marie S. Ameis
Marie S. Ameis        Vice President and     June 15, 1999
                      Controller
                      (Principal Accounting
                      Officer)


                   IRWIN FINANCIAL CORPORATION
                     Registration Statement
                               On
                            Form S-8

                        INDEX TO EXHBITIS

Exhibit Number
Assigned in
Regulation S-K
Item 601                 Description




(4)          4.1  Specimen certificate for Common Shares,
                  without par value. (Incorporated by reference to Exhibit 4(a) to Form 10-K Report for year ended December 31, 1998, File No. 0-6835.)

             4.2  Irwin Financial Corporation Employees Stock
                  Purchase Plan III.

(5)          5.1  Opinion of Ice Miller Donadio & Ryan

(15)              No exhibit.

(23)         23.1 Consent of Ice Miller Donadio & Ryan (Included
                  as a part of Exhibit 5.1)

             23.2 Consent of PricewaterhouseCoopers LLP.

(24)         24.1 Power of Attorney (see Signature Page)


EXHIBIT 4.2

                   IRWIN FINANCIAL CORPORATION
               EMPLOYEES' STOCK PURCHASE PLAN III


                           WITNESSETH:

     WHEREAS, Irwin Financial Corporation ("Corporation") desires to provide eligible employees of the Corporation and certain affiliated companies with an opportunity to acquire a proprietary interest in the Corporation through the purchase of Common Shares of the Corporation; and

     WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Shares at a discounted rate.

     NOW, THEREFORE, the Corporation hereby establishes this employee stock purchase plan pursuant to the provisions of section 423 of the Internal Revenue Code of 1986, as amended, as follows:

                            ARTICLE I

                      ESTABLISHMENT OF PLAN

     The 1999 Irwin Financial Corporation Employees' Stock Purchase Plan (the "Plan") is hereby established effective as of the date the registration of the Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission, provided however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months before or after the date the Plan is adopted by the Board of Directors.

                           ARTICLE II

                  DEFINITIONS AND CONSTRUCTION

          Section 2.01.  Definitions. When the initial letter of
a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

     (a) "Account" means the record of a Participant's interest in the Plan, as maintained by the Committee or its designee pursuant to Section 7.01(c), consisting of the sum of the Participant's payroll deductions under the Plan, the deduction of the amounts expended on behalf of the Participant to exercise his or her options under the Plan, the credit of the number of Common Shares (including fractional shares) purchased under the Plan for the Participant and held by the Custodian and the amounts, if any, carried forward on behalf of the Participant from one Date of Exercise to the next Date of Exercise.
     (b) "Affiliate" means a corporation which is a parent or subsidiary of the Corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Code Section 425(a) applies.

     (c) "Board of Directors" means the board of directors of the Corporation as it shall exist from time to time.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the committee appointed by the Board of Directors under Section 7.01 to administer the Plan.

     (f)  "Common Shares" means the Common Shares of the Corporation.

     (g) "Corporation" means Irwin Financial Corporation, an Indiana corporation, and its successors and assigns.

     (h) "Custodian" means any party designated by the Board of Directors pursuant to Section 7.02 to act as custodian under the Plan.

     (i) "Date of Exercise" means the first business day following a Payday and/or such other date or dates as may be established by the Committee as a date upon which options granted under the Plan are to be exercised.

     (j) "Effective Date" means the effective date of this Plan, which is the date the registration under the Securities Act of 1933, as amended, of Common Shares to be issued hereunder is declared effective by the Securities and Exchange Commission.

     (k) "Eligible Employee" means any person employed by the Corporation as a common law employee or any of its Affiliates except for:

          (1) employees who have been employed less than six months (other than former Participants re-employed by the Company);

          (2) employees who customary employment is less than twenty (20) hours per week; and

          (3) employees whose customary employment is for not more than five (5) months in any calendar year.

     (l) "Option Price" means the price to be paid by Participants upon the exercise of options granted under this Plan, determined as provided in Section 5.02.

     (m) "Participant" means an Eligible Employee who (i) authorizes the Corporation or an Affiliate to make payroll deductions from Plan Compensation for the purpose of purchasing
Common Shares pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a voluntary or involuntary withdrawal, pursuant to
Article VI or Section 7.04 since his or her most recent commencement of participation pursuant to Section 3.01.

     (n) "Payday" means the date on which an Eligible Employee receives any Plan Compensation.

     (o)  "Plan" means the 1999 Irwin Financial Corporation
Employees' Stock Purchase Plan, as amended from time to time.

     (p) "Plan Compensation" means all cash payments made by the Corporation or any Affiliate to an Employee through its payroll system for services as an employee including, without limitation, wages, salary, incentive compensation, bonuses and profit sharing payments.

     (q) "Section," when not preceded by the word "Code," means a section of this Plan.

     Section 2.02.  Construction and Governing Law

     (a) This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

     (b) This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.


                           ARTICLE III

                          PARTICIPATION

     Section 3.01.   Participation.

     (a) Any person who is an Eligible Employee on the Effective Date may become a Participant in the Plan as of the first Payday after the Effective Date, by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan, within the time period established by the Committee.

     (b) After the Effective Date, an Eligible Employee who is not a participant may become a Participant in the Plan as of the first day of a calendar quarter, by completing and returning to the Committee at least thirty (30) days before such date such forms as the Committee shall require to authorize payroll deductions and request participation in the Plan.

     Section 3.02.   Payroll Deductions.

     (a) Payroll deductions for a Participant shall commence on the first Payday after an Eligible Employee becomes a Participant and shall continue until the earlier of (i) the termination of the Plan or (ii) the date the Participant suspends his or her payroll deductions or ceases participation pursuant to subsection
(b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from his or her Plan Compensation on each Payday during the time he or she is a Participant in the Plan in a specified whole dollar amount; provided, however, the minimum amount of the payroll deduction authorized by the Participant must be at least $5.00 per Payday.

     (b) A Participant may suspend or change his or her payroll deduction in the Plan effective as of any Payday by filing written notice with the Committee at least ten (10) days prior to such Payday. A Participant's suspension of his or her payroll deductions shall not automatically result in his or her withdrawal from participation in the Plan.

     Section 3.03. Participant's Account. On each Payday, the Corporation or its Affiliate, as the case may be, shall deduct the authorized amount from each Participant's Plan Compensation and shall credit the Account of each Participant with the amount of the Participant's payroll deduction under the Plan effective as of the Payday on which it was deducted.

                           ARTICLE IV

                          COMMON SHARES

     The shares subject to options granted under this Plan shall be Common Shares. The total number of Common Shares on which options may be granted under this Plan shall not exceed in the aggregate Seven Hundred Fifty Thousand (750,000) Common Shares, except as such number of Common Shares shall be adjusted in accordance with Section 8.01 of this Plan. Common Shares required to satisfy purchases pursuant to the Plan may be provided out of the Corporation's treasury shares or its authorized and unissued Common Shares.

                            ARTICLE V

                GRANTING AND EXERCISE OF OPTIONS

     Section 5.01.  Grant of Options.

     (a) On each Payday, there shall be granted automatically by the Corporation to each Participant, except those identified in subsection (b) of this Section 5.01, an option to purchase on the next succeeding Date of Exercise at the Option Price such number of the Common Shares, including fractional shares, reserved for issuance pursuant to this Plan as the balance in such Participant's Account on such Date of Exercise enables him or her to purchase.

     (b) Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted an option:

          (1) if the Participant, immediately after the option is granted, would own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation or its Affiliates, provided that (i) the rules of Code Section 425(d) shall apply in determining the share ownership of an individual, and (ii) shares which the Participant may purchase under outstanding options shall be deemed to be owned by the Participant; or

          (2) which permits his or her rights to purchase shares under all employee stock purchase plans of the Corporation and its Affiliates to accrue at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of fair market value of Common Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     Section 5.02. Option Price. The option price for Common Shares purchased as of each Date of Exercise shall be eighty-five percent (85%) of the closing price of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation/National Market System ("Nasdaq/NMS") for the last trading day prior to such Date of Exercise or, if not so reported, as reported by such other source as the Committee shall designate.

     Section 5.03. Exercise of Option; Limitations. As of each Date of Exercise, each Participant's option to purchase Common Shares shall be exercised automatically for his or her Account. The Participant shall purchase the number of shares, including fractional shares, which the amount of cash credited to his or her Account on that Date of Exercise shall enable him or her to purchase at the Option Price. As soon as administratively reasonable after each Date of Exercise, the Corporation shall notify the Custodian of the number of Common Shares purchased for the Account of each Participant on such Date of Exercise.

     Section 5.04. Interest in Shares. A Participant shall have no interest in or rights as a shareholder with respect to Common Shares subject to an option granted under this Plan until such option has been exercised and the number of Common Shares purchased has been credited to the Participant's Account. Upon written request directed to the Committee, a Participant shall be entitled to receive a certificate representing the number of whole Common Shares and/or cash in lieu of any fractional shares credited to the Participant's Account. Upon receipt of any such request, the Committee shall promptly direct the Custodian to distribute such certificates, if any, and the Corporation to pay such cash, if any, to the Participant.

      Section 5.05. Fractional Shares. A Participant shall be entitled to participate in any dividend or other distribution with respect to any fractional share credited to the Participant's Account, but shall have no right to vote any fractional share. No certificates will be issued representing fractional shares purchased pursuant to the Plan. Upon a Participant's withdrawal from the Plan under Article VI or
Section 7.04 or upon the Committee's receipt of a request to issue certificates pursuant to Section 5.04, there shall be paid in lieu of any fractional share held in a Participant's Account an amount in cash equal to the product of (i) the amount of the fraction, multiplied by (ii) the closing price of the Common Shares as reported by the NASDAQ/NMS for the effective date of the Participant's withdrawal from the Plan or the date on which the Committee receives the request pursuant to Section 5.04, whichever applies.

                           ARTICLE VI

                           WITHDRAWAL

     Section 6.01. Voluntary Withdrawal. A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least ten (10) days prior to such Payday. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant's withdrawal from the Plan, the Corporation shall cause the balance of the Participant's Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, to be paid to him or her. A Participant's withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next quarterly enrollment period, as provided in Section 3.01(b).

     Section 6.02. Involuntary Withdrawal. Upon termination of a Participant's employment with the Corporation or its Affiliates for any reason, including resignation, discharge, disability or retirement, the balance of the Participant's Account, including without limitation certificates representing the number of whole Common Shares therein and cash in lieu of any fractional shares, shall be paid to him or her, or, in the case of his or her death, to his or her beneficiary as provided in Section 6.04. The Corporation shall cause such amount to be paid as soon as administratively reasonable after such termination of employment.

     Section 6.03. Interest. No interest shall be payable in amounts held in a Participant's Account, or on amounts payable to a Participant or a beneficiary.

     Section 6.04.  Participant's Beneficiary

     (a) A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Shares or cash credited to the Participant's Account under the Plan in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice.

     (b) On the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant's designated beneficiary, the Corporation shall cause the shares or cash provided in Section 6.04(a), if any, to be delivered to such beneficiary as soon as administratively reasonable. If a Participant dies without a surviving designated beneficiary, the Corporation shall cause such shares or cash to be delivered to the estate or a representative of the estate of the Participant.

     (c) No designated beneficiary, and no heir or beneficiary of the estate, of a deceased Participant shall acquire any interest in the Common Shares or cash credited to the Participant's Account under the Plan prior to the death of the Participant.

                           ARTICLE VII

                       PLAN ADMINISTRATION

          Section 7.01.  Administrative Committee.

     (a) The Plan shall be administered, at the expense of the Corporation, by the Committee. The Committee shall consist of not less than three (3) members, who shall be appointed by the Board of Directors. Each member of the Committee shall be either a director, officer or employee of the Corporation. Each member of the Committee shall serve until removed by the Board of Directors and such removal may be without cause and without advance notice.

     (b) The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.

     (c) The Committee shall keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and purchases of Common Shares, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

     Section 7.2.  Custodian

    (a) The Board of Directors, in its sole discretion, shall appoint a Custodian. The custodian may, but need not, be an Affiliate of the Corporation. The Custodian may be removed by the Board of Directors at any time with thirty (30) days prior notice in writing to the Custodian.

    (b) The Custodian shall maintain complete and accurate records of the number of whole and fractional shares in each Participant's Account and shall deliver certificates representing such whole shares to the Participant upon receipt of written direction from the Committee.

     Section 7.03.  Registration of Shares; Dividends

     (a) Common Shares purchased for a Participant's Account under this Plan may, in the discretion of the Custodian, be registered in the name of its nominee. The certificates for Common Shares to be delivered to Participants under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the Date of Exercise, in the names of the Participant and one other person designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. The Committee shall timely notify the Custodian of its receipt of any such written notice.

     (b) All dividends paid with respect to the whole and fractional shares in a Participant's Account shall be credited to his or her Account and used to purchase Common Shares on the next
Date of Exercise.

     Section 7.04. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04 or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in it sole discretion, may treat such act as an election to withdraw from the Plan.

     Section 7.05. Separate Accounting for Payroll Deductions. No payroll deductions received or held by the Corporation or any Affiliate under this Plan may be used by the Corporation or the Affiliate for any corporate purpose, and the Corporation and the Affiliate shall separately account for such payroll deductions.

     Section 7.06. Only Employees Eligible to Participate. Notwithstanding any other provision of this Plan, to be eligible to exercise an option a Participant shall be an employee of the Corporation or its Affiliates at all times during the period beginning with the date the option is granted and ending on the Date of Exercise.

     Section 7.07. Equal Rights and Privileges. Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

     Section 7.08.  Claims Procedures.

     (a) Any person who believes that he or she is entitled to any benefits under this Plan shall present such claim in writing to the Committee. The Committee shall within sixty (60) days provide adequate notice in writing to any claimant as to the decision on any such claim. If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial; (ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's review procedure. Such notice shall be written in a manner calculated to be understood by the claimant. Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Committee. If such appeal is not filed within said sixty (60) day period, the decision of the committee shall be final and binding. The Committee shall act as a fiduciary in making a full and fair review of such denial. The claimant or his or her duly authorized representative may review any Plan documents, which are pertinent to the claim and may submit issues and comments to the Committee in writing.

     (b) A decision by the Committee shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal, provided, however, if the Committee decides a hearing at which the claimant or his or her duly authorized representative may be present is necessary and such a hearing is held, such decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after its receipt of the appeal. Any such decision of the Committee shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by a Participant. Any such decision by the Committee shall be final.

                          ARTICLE VIII

                    AMENDMENT AND TERMINATION

     Section 8.01. Recapitalization. The aggregate number of Common Shares which may be issued hereunder shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Common Shares resulting from a subdivision or consolidation of shares of the Corporation or any other capital adjustment of the Corporation, the payment of a share dividend, a share split or any other increase or decrease in the Common Shares effected without receipt of consideration by the Corporation. In the event that, prior to the purchase of all of the Common Shares provided for herein, there shall be a capital reorganization or reclassification of the capital of the Corporation resulting in a substitution of other shares for the common shares, there shall be substituted the number of substitute shares which would have been issued pursuant to the option in exchange for the Common Shares then subject to the option as if such Common Shares had been then issued and outstanding.

     Section 8.02.  Amendment and Termination.

     (a) Except as provided in subsection (c) of this Section 8.02, the Board of Directors of the Corporation, except any members participating in the Plan, may from time to time, alter, amend, suspend or discontinue the Plan with respect to any Common Shares for which an option has not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Corporation who are either present or represented and are entitled to vote at a meeting of shareholders of the Corporation:

          (1) increase the maximum number of Common Shares that may be issued under the Plan;

          (2) change the class of shares, which may be issued under the Plan;

          (3) change the designation of the persons or class of persons eligible to receive Common Shares under the Plan; or

          (4) change the provisions of Section 5.02 concerning the option price.


     (b) Unless earlier terminated by the Board of Directors pursuant to subsection (a) of this Section 8.02, this Plan will terminate on the Date of Exercise on which the remaining Common Shares reserved for the grant of options under this Plan are not sufficient to enable each Participant on such date to purchase at least one share. No option may be granted after the termination of the Plan.

     (c) Notwithstanding the provisions of subsection (a) of this Section 8.02, the provisions of Sections 2.01(k) defining "Eligible Employee," Section 3.01 concerning participation in the Plan, Section 5.01(a) concerning the timing and amount of the options granted to Participants, and Section 5.02 concerning the Option Price, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                           ARTICLE IX

                          MISCELLANEOUS

     Section 9.01. Notices. All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Corporation, or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan shall be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its Affiliates.

     Section 9.02. No Right to Continued Employment. Neither the establishment nor the maintenance of the Plan nor any amendment thereof nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed as giving any Eligible Employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Eligible Employee or any other person at any time in its discretion.


EXHIBIT 5.1


June 10, 1999


Board of Directors
Irwin Financial Corporation
500 Washington Street
Columbus, IN 47201

Ladies and Gentlemen:

We have acted as counsel to Irwin Financial Corporation, an Indiana corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") for the purposes of registering under the Securities Act of 1933, as amended (the "Securities Act"), 750,000 of the Company's authorized but unissued Common Shares (the "Common Shares") issuable under the Irwin Financial Corporation Employees' Stock Purchase Plan III (the "Plan").

In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for purposes of this opinion, including:

     1. The Company's Articles of Incorporation, together with all amendments thereto;

     2. The Bylaws of the Company, as amended to date;

     3. Resolutions relating to the Plan and the Common Shares adopted by the Company's Board of Directors (the
        "Resolutions");

     4. A specimen certificate representing the Common Shares;

     5. The Registration Statement; and

     6. The Plan.


We have also relied, without investigation as to the accuracy thereof, on other certificates of, and oral and written communications from, public officials and officers of the Company.

For purposes of this opinion, we have assumed (i) the genuineness of all signatures of all parties other than the Company; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; (iii) that the Common Shares will be issued pursuant to the terms of the Registration Statement; (iv) that the Resolutions will not be amended, altered or superseded prior to the issuance of the Common Shares; and (v) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Common Shares.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Common Shares to be issued pursuant to the terms of the Plan are validly authorized and, when (a) the pertinent provisions of the Securities Act and all relevant state securities laws have been complied with and (b) the Common Shares have been delivered against payment therefor as contemplated by the Registration Statement and the Plan, the Common Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission relating thereto.


Very truly yours,


/S/
ICE MILLER DONADIO & RYAN




EXHIBIT 23.2


            Consent of Independent Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 21, 1999, on our audits of the consolidated financial statements of Irwin Financial Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, appearing in the Annual Report on Form 10k.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

June 14, 1999